QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on October 15, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BROADVISION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3184303 (I.R.S. Employer Identification No.)

585 Broadway, Redwood City, CA 94063
(Address of Principal Executive Offices)

2000 Non-Officer Equity Incentive Plan
Employee Stock Purchase Plan
(Full Title of the Plans)

Pehong Chen
President and Chief Executive Officer
BroadVision, Inc.
585 Broadway
Redwood City, California 94063
(650) 261-5100
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Kenneth L. Guernsey
Jamie E. Chung
Virginia C. Edwards
Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, CA 94111
(415) 693-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Shares of Common Stock, par value $.0001 per share, subject to options granted under the 2000 Non-Officer Equity Incentive Plan	1,956,379	$1.85	$3,619,301.15

Shares of Common Stock, par value $.0001 per share, reserved for future issuance under the 2000 Non-Officer Equity Incentive Plan	43,621	$5.37	$234,244.77

Shares of Common Stock, par value $.0001 per share, reserved for future issuance under the Employee Stock Purchase Plan	1,550,000	$5.37	$8,323,500.00

Total	3,550,000		$12,177,045.92	$985.12

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also covers an indeterminate number of Common Stock issuable upon exercise of or in respect of the options, as such number may be adjusted as the result of stock splits, stock dividends and antidilution provisions (including adjustments to the option exercise prices).

(2)
Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the 2000 Non-Officer Equity Incentive Plan (the "Equity Plan") (pursuant to Rule 457(h) under the Act and (b) the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on October 10, 2003 for (i) shares available for future issuance pursuant to the Equity Plan and (ii) shares issuable pursuant to the Company's Employee Stock Purchase Plan (pursuant to Rule 457(c) under the Act).

EXPLANATORY NOTE

        This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,000,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 2000 Non-Officer Equity Incentive Plan, as amended and an additional 1,550,000 shares of Registrant's Common Stock to be issued pursuant to the Registrant's Employee Stock Purchase Plan. This Registration Statement reflects the one-for-nine reverse stock split effected on July 29, 2002.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8
NO. 333-14057, NO. 333-62619, NO. 333-35114, NO. 333-63798 AND NO. 333-97521

        The contents of Registration Statements on Form S-8 No. 333-14057, No. 333-62619, No. 333-35114, No. 333-63798 and 333-97521 filed with the Securities and Exchange Commission on October 15, 1996, August 31, 1998, April 19, 2000, June 25, 2001 and August 1, 2002, respectively, are incorporated by reference herein.

EXHIBITS

5.1	Opinion of Cooley Godward LLP.
23.1	Consent of BDO Seidman, LLP.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages.
99.1	2000 Non-Officer Equity Incentive Plan, as amended.
99.2	Employee Stock Purchase Plan, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, state of California, on this 13th day of October, 2003.

BROADVISION, INC.
By:	/s/ WILLIAM E. MEYER William E. Meyer Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pehong Chen and William E. Meyer, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PEHONG CHEN Pehong Chen	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2003
/s/ WILLIAM E. MEYER William E. Meyer	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 13, 2003
/s/ DAVID L. ANDERSON David L. Anderson	Director	October 13, 2003
/s/ JAMES D. DIXON James D. Dixon	Director	October 13, 2003
/s/ TODD A. GARRETT Todd A. Garrett	Director	October 13, 2003
/s/ KOH BOON HWEE Koh Boon Hwee	Director	October 13, 2003
/s/ T. MICHAEL NEVINS T. Michael Nevins	Director	September 17, 2003
/s/ CARL PASCARELLA Carl Pascarella	Director	September 25, 2003

EXHIBIT INDEX

5.1	Opinion of Cooley Godward LLP.
23.1	Consent of BDO Seidman, LLP.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages.
99.1	2000 Non-Officer Equity Incentive Plan, as amended.
99.2	Employee Stock Purchase Plan, as amended.

QuickLinks

EXPLANATORY NOTE
INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8 NO. 333-14057, NO. 333-62619, NO. 333-35114, NO. 333-63798 AND NO. 333-97521
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX